Exhibit 99

PRESS RELEASE

For Immediate Release:  November 1, 2002

Contact:

Kelly Mcbeth, Director of Public Affairs
Phone:	915-684-0321	Office
	915-349-6222	Cell
	kmcbeth@cap-rock.net	Email

Cap Rock Energy Announces Refinancing of Line of Credit

MIDLAND, Texas — Cap Rock Energy Corporation (AMEX: RKE) announced today that it has obtained a signed commitment from its major lender, National Rural Utilities Cooperative Finance Corporation, to refinance its $28 million line of credit.  The basic terms of the arrangement are for the line of credit to convert to a mortgage note with a 30 year principal amortization, initial principal payment deferral of one year, final balloon payment in five years and an interest rate that is comparable or better than the current rate.  Lee D. Atkins, CFO, stated, “I am pleased that CFC is showing confidence in Cap Rock’s credit quality by converting this line of credit.”

Cap Rock Energy provides electrical distribution services to customers in thirty-one counties in the state of Texas.  Its corporate offices are located in Midland, Texas, with service divisions in Brady, Celeste, Colorado City and Stanton.  The Company also has a service and management agreement with the City of Farmersville.

Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.   These statements are based on management’s current views and assumptions regarding future events and business performance as of the time the statements are made and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from those expressed or implied in the forward-looking statement due to factors such as changes in global economic, business, competitive market and regulatory factors.  More information about those factors is contained in Cap Rock Energy’s filings with the Securities and Exchange Commission.